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                                                                   EXHIBIT 10.73


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                      FIRST FINANCIAL CARIBBEAN CORPORATION




                    8% CONVERTIBLE CUMULATIVE PREFERRED STOCK
                    (LIQUIDATION PREFERENCE $1,000 PER SHARE)






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                               EXCHANGE AGREEMENT


                            DATED AS OF JULY 9, 1997













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                           EXCHANGE AGREEMENT dated as of July 9, 1997, between
                  FIRST FINANCIAL CARIBBEAN CORPORATION, a Puerto Rico corporation (the "Company"), and POPULAR, INC., a Puerto Rico corporation
                  ("Popular").


         The Company and Popular are parties to a Debenture Purchase Agreement dated as of September 25, 1995, amended and restated as of December 15, 1995 (the "Debenture Purchase Agreement"), pursuant to which Popular purchased $10,000,000 aggregate principal amount of the Company's 8.25% Convertible Subordinated Debentures Due January 1, 2006 (the "Debentures").

         Prior to the date hereof, Popular converted $1,540,000 aggregate principal amount of Debentures into 88,000 shares of common stock of the Company and sold such shares in a Rule 144 transaction.

         The parties have agreed to exchange the remaining $8,460,000 aggregate principal amount of Debentures into 8,460 shares of the Company's newly issued 8% Convertible Cumulative Preferred Stock (Liquidation Preference $1,000 per share) (the "Securities").

         Each party agrees as follows for the benefit of the other party and for the equal and ratable benefit of the Holders (as defined below) of the Securities (except for Articles 3 and 5, which are for the exclusive benefit of Popular):

                                    ARTICLE 1

                      DEFINITIONS AND RULES OF CONSTRUCTION

         SECTION 1.1.  DEFINITIONS.

         "Act" means the Securities Act of 1933, as amended, or any similar federal statute then in effect.

         "Agreement" means this Agreement as amended or supplemented from time to time.

         "Board of Directors" means the Board of Directors of the Company or any committee thereof duly authorized to act on behalf of such Board.

         "Business Day" means each day which is not a Legal Holiday.

         "Capital Stock" means any and all shares, interests, rights to purchase, warrants, options, participations or other



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                                     -2-

equivalents of or interests in (however designated) corporate stock, including any Preferred Stock.

         "Code" means the Internal Revenue Code of 1986, as amended from time to time.

         "Company" means the party named as such in this Agreement until a successor replaces it and, thereafter, includes the successor.

         "Contractual Obligation" shall mean, as to any Person, any provision of any security issued by such Person or of any agreement, instrument or undertaking to which such Person is a party or by which it or any of its property is bound.

         "Conversion Price" shall have the meaning set forth in the Certificate of Designation.

         "Doral" means Doral Mortgage Corporation, a Puerto Rico corporation.

         "Doral Federal" means Doral Federal Savings Bank, a federal savings bank organized under the laws of the United States, and the successor thereto following its conversion to a Puerto Rico chartered bank.

         "Exchange Act" means the Securities Exchange Act of 1934, as amended, or any similar federal statute then in effect.

         "FHLMC" means the Federal Home Loan Mortgage Corporation.

         "FNMA" means the Federal National Mortgage Association.

         "GAAP" shall mean generally accepted accounting principles in the United States of America in effect from time to time.

         "GNMA" means the Government National Mortgage Association.

         "Governmental Authority" shall mean any nation or government, any state, commonwealth or other political subdivision or instrumentality thereof, and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

         "Holder" or "Securityholder" means the person in whose name a Security is registered on the Registrar's books.

         "Lien" means any mortgage, pledge, security interest, conditional sale or other title retention agreement or other similar lien.



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         "Market Price" shall have the meaning set forth in the
Certificate of Designation.

         "Material Adverse Effect" shall mean a material adverse effect with respect to (a) the business, operations or financial condition of the Company or Doral, (b) the ability of the Company to pay and perform its obligations hereunder and under the Securities, or (c) the validity or enforceability of this Agreement or the Securities or the rights and remedies of the Holders hereunder or thereunder.

         "Material Amount" means, at any time, ten percent (10%) of the Company's consolidated stockholders' equity, as set forth in the most recent annual or quarterly financial statements of the Company delivered to the Holders.

         "Officer" means the Chairman of the Board, the President, any Vice President, the Treasurer or the Secretary of the Company.

         "Officers' Certificate" means a certificate signed by two
Officers.

         "Opinion of Counsel" means a written opinion from legal counsel who is acceptable to the Holders. The counsel may be an employee of or counsel to the Company.

         "Person" means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

         "Requirements of Law" shall mean, as to any Person, the Articles or Certificate of Incorporation and By-laws or other organizational or governing documents of such Person, any law, treaty, rule or regulation, and any final and binding determination of an arbitrator or determination of a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

         "SEC" means the Securities and Exchange Commission or any successor to such entity's functions.

         "Shares" means shares of common stock of the Company issuable upon conversion of the Securities.

         "Subsidiary" means any corporation, association, partnership or other business entity of which more than 50% of the total voting power of shares of Capital Stock or other interests



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(including partnership interests) entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by (i) the Company, (ii) the Company and one or more Subsidiaries or (iii) one or more Subsidiaries.

         SECTION 1.2. RULES OF CONSTRUCTION. Unless the context otherwise requires:

                  (1)      a term has the meaning assigned to it;

                  (2) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

                  (3)      "or" is not exclusive;

                  (4)      "including" means including, without limitation;
         and

                  (5) words in the singular include the plural and words in the plural include the singular.

                                    ARTICLE 2

                     EXCHANGE OF DEBENTURES FOR SECURITIES;
                             TERMS OF THE SECURITIES

         SECTION 2.1. EXCHANGE OF DEBENTURES FOR SECURITIES. On the closing dated of the exchange, which shall be a date mutually agreed by the parties after the satisfaction of the condition set forth in Section 7.1(i), the Company shall issue and deliver the Securities to Popular. Effective on such closing date, the Debenture Purchase Agreement shall terminate and cease to have any force and effect.

         SECTION 2.2. TERMS OF THE SECURITIES. On or prior to the closing date of the exchange, the Company shall file with the Department of State of Puerto Rico a Certificate of Designation in the Form of Exhibit A (the "Certificate of Designation") creating the series of preferred stock constituting the Securities. The terms of Exhibit A, including the definitions contained therein, are incorporated herein by reference as if fully set forth herein.

         The Securities shall be substantially in the form of Exhibit B, which is hereby incorporated in and expressly made a part of this Agreement. The Securities may have notations, legends or endorsements required by law, stock exchange rule, agreements to which the Company is subject, if any, or usage



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(provided that any such notation, legend or endorsement is in a form acceptable to the Company). Each Security shall be dated the date of its issuance.

                                    ARTICLE 3

                                    COVENANTS

         SECTION 3.1. SEC REPORTS. The Company shall provide Popular within 10 days after it files them with the SEC copies of its annual report and of the information, documents and other reports which the Company is required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act. In the event the Company is at any time no longer subject to the reporting requirements of
Section 13 or 15(d) of the Exchange Act, it shall continue to provide to Popular reports containing substantially the same information as would have been required to be filed with the SEC had the Company continued to have been subject to such reporting requirements. In such event, such reports shall be provided at the times the Company would have been required to provide reports had it continued to have been subject to such reporting requirements.

         SECTION 3.2. LINE OF BUSINESS. The Company and its Subsidiaries shall continue to engage in the business of mortgage banking and lending, servicing mortgage loans and other financial services (including banking) as their principal business.

         SECTION 3.3. SOURCE OF INCOME. The Company shall do or cause to be done all things necessary or proper within its control to ensure that interest paid on the Securities will not constitute income from sources within the United States or will be otherwise totally exempt from or otherwise not subject to United States income taxes when received by Popular under the applicable provisions of the Code as currently in effect. If the Company violates its covenant set forth in this Section, and Popular submits a claim in writing to the Company to the effect that it has or will be required to pay United States income taxes in respect of dividends paid or accrued on the Securities held by Popular, the dividend rate on the Securities will be increased such that the incremental amount of dividends will be equal, with respect to any period, to the sum of (i) any additional income taxes (after deducting any taxes no longer payable as a result of such change in the source of income) Popular was or will be required to pay with respect to dividends paid or accrued on the Securities held by Popular during such period, and with respect to payments of additional dividends under this Section, after giving effect to any credit relating to such dividends that Popular is entitled to take, and (ii) any penalties and interest that have been or will be assessed against Popular with respect



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to the late payment of such taxes. The payment of such additional dividends shall be the exclusive remedy for violation of this covenant.

         SECTION 3.4. COMPLIANCE CERTIFICATE. The Company shall deliver to Popular within 120 days after the end of each fiscal year of the Company an Officers' Certificate stating that in the course of the performance by the signers of their duties as Officers of the Company they would normally have knowledge of any violation by the Company of its covenants hereunder and whether or not the signers know of any such violation that occurred during such period. If they do, the certificate shall describe the violation, its status and what action the Company is taking or proposes to take with respect thereto.

         SECTION 3.5. FURTHER INSTRUMENTS AND ACTS. Upon request of Popular, the Company will execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purpose of this Agreement.

                                    ARTICLE 4

                               REGISTRATION RIGHTS

         SECTION 4.1.  REGISTRATION OF SECURITIES AND SHARES.  (a)
         No Registration under Securities Act. Neither the Securities nor the Shares have been registered under the Act. Each Holder, by acceptance of a Security, represents that it is acquiring the Securities to be issued to it for its own account for investment and not with a view to distribution thereof or with any present intention of distributing or selling any of such Securities except in compliance with the Act, provided that the disposition of such Holder's property shall at all times be within its control, and agrees not to sell, transfer, pledge or hypothecate any Securities or any Shares unless a registration statement is effective for such Securities or Shares under the Act or in the opinion of such Holder's counsel (a copy of which opinion shall be delivered and shall be reasonably acceptable to the Company) such transaction is exempt from the registration requirements of the Act; provided that Securities and Shares issued to such Holder may be transferred to any affiliate of such Holder, without any such registration or opinion, subject to the foregoing restriction on any further sale, transfer, pledge or hypothecation by such affiliate.

         The Company will comply with the reporting requirements of Sections 13 and 15(d) of the Exchange Act (whether or not is shall be required to do so pursuant to such Sections) and will comply with all other public information reporting requirements



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of the SEC (including, without limitation, Rule 144 promulgated by the SEC under the Act) from time to time in effect and relating to the availability of an exemption from the Act for sale of restricted securities. The Company also will cooperate with the Holders of the Securities and with each holder of any Shares in supplying such information as may be necessary for any such holder to complete and file any information reporting forms presently or hereafter required by the SEC as a condition to the availability of an exemption from the Act for the sale of restricted securities.

                  (b) "Piggyback" Registration. Whenever the Company proposes to file under the Act a registration statement relating to the issuance or sale of any of its Capital Stock (other than a registration statement (i) required to be filed in respect of employee benefit plans of the Company on Form S-8 or any successor form from time to time in effect, (ii) on Form S-4 or any successor form, (iii) with respect to any dividend reinvestment plan of the Company, or
(iv) pursuant to subsection (c) of this Section), the Company shall at least 30 days prior to such filing give effective written notice of such proposed filing to the registered holder of each Security or Share. Upon receipt by the Company not more than 15 days after such effective notice of a written request or written requests from one or more of such holders for registration of Securities or Shares, the Company shall (i) include in such registration statement or in a separate registration statement concurrently filed, and shall use its best efforts to cause such registration statement to become effective with respect to the Securities or the Shares as to which such holder or holders request registration and (ii) if such proposed registration is in connection with an underwritten offering, upon request of such holder or holders cause the managing underwriter therefor to include in such offering the Securities or Shares as to which such holder or holders request such inclusion, on terms and conditions comparable to those of the other securities to be offered, provided such holders accept the terms of the under writing as agreed between the Company and the underwriter selected by the Company (provided such terms are consistent with this Agreement), and provided further that the Company shall have the right to postpone or withdraw any registration effected pursuant to this subsection (b) without any obligation to any holder of Securities or Shares.

                  (c) Demand Registration. Whenever one or more registered holders of Securities or Shares shall make a written request to the Company to register under the Act Securities having an aggregate liquidation preference of at least $5,000,000, or (in the case of any person initially buying at least $2,500,000 in aggregate liquidation preference of Securities) constituting all the Securities held by such holders,



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or at least 285,000 Shares (or such other number of Shares as shall result after giving effect to consolidations or subdivisions of the common stock of the Company after September 25, 1995), or (in the case of any person initially owning at least 150,000 Shares or initially owning Securities convertible into at least 150,000 Shares) constituting all the Shares of such holder, either issuable upon conversion of such Securities or held by such holder or holders, the Company within five days after such request is effective shall promptly give written notice of such request to all registered holders of outstanding Securities or Shares other than the holder or holders making such request, such notice stating the estimated approximate date of filing such registration statement, and shall thereupon promptly file a registration statement with respect to and use its best efforts to register the Securities or Shares of or pertaining to the holder or holders making such request and each other holder of Securities or Shares from whom written request for registration is effective or received on or before the later to occur of (i) the twentieth day after the effective date of such notice by the Company or (ii) the thirtieth day prior to the estimated date of filing specified in such notice.

                  The Company shall not be required to effect any registration (other than on Form S-3 or any successor form relating to secondary offerings) within 120 calendar days after the effective date of any other registration statement of the Company relating to debt or equity securities of the Company (in the case of a demand for registration of Securities) or to equity securities of the Company (in the case of a demand for registration of Shares) made pursuant to this subsection (c) or in which the holders of the Securities and the Shares had the opportunity to participate pursuant to Section 10.1(b).

                  If at the time of any request to register Securities or Shares pursuant to this subsection (c), the Company is engaged or has fixed plans to engage within thirty (30) days of the time of the request in a registered public offering as to which the holders of the Securities and the Shares may include Securities or Shares pursuant to Section 10.1(b) or is engaged in any other activity that, in the good faith determination of the Company's Board of Directors, would be adversely affected by the requested registration to the material detriment of the Company, then the Company may at its option direct that such request be delayed for a period not in excess of 120 calendar days from the effective date of such offering or the date of commencement of such other material activity, as the case may be, such right to delay a request to be exercised by the Company not more than once in any two year period.




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                  (d)    Reduction in Number of Securities Included in
Registration. In the event that the managing underwriter of any registered offering made pursuant to subsection (b) or (c) above notifies the Company in writing that, in its opinion, the amount of securities to be included in such registration exceeds the amount that can be sold in such offering within a price range acceptable to the Company and the holders of the securities being offered (or, in the case of a registration pursuant to subsection (c) above, within a price range acceptable to the Securityholders and the holders of the Shares), the Company will include in such registration only the amount of securities that the Company is so advised can be sold in such offering within such price range. In such event, the number of securities to be included in such registration shall be allocated among the persons participating in such offering as follows:
(i) in the case of a registration relating to a primary offering by the Company, first, the Company shall have the right to include in such registration all securities proposed to be sold by the Company and, second, all other persons participating in such re gistration shall have the right to include in such registration the balance, allocated pro rata among such persons in accordance with the number or principal amount of securities originally proposed to be sold by them; (ii) in the case of a registration pursuant to subsection (c) above, first, the holders of the Securities and the Shares shall have the right to include in such registration all Securities and Shares proposed to be sold by such holders, pro rata among such holders in the event that not all such Securities or Shares can be included, and, second, all other persons participating in such registration shall have the right to include in such registration the balance; and (iii) in all other cases, pro rata among all persons participating in the offering in accordance with the number or principal amount of securities originally proposed to be sold by them.

                  (e) Other Provisions Relating to Registration Rights. In connection with any registration pursuant to this Section:

                         (i) Upon the request of the registered holder of any
Security or Shares participating in such registration, the Company will cooperate with any underwriters (as defined in the Act) for such holder, including, without limitation, providing such information, certificates, comfort letters of accountants and opinions of counsel as may be reasonably requested by such underwriters.

                        (ii) The Company shall not be required to maintain the effectiveness of any registration statement under subsection (b) or (c) of this Section for a period in excess of four months or, in the case of any registration statement under subsection (b) or (c) of this Section filed on a Form S-3



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Registration Statement under the Act, for a period in excess of six months, or in the case of an underwritten offering, such longer period as may be required by the Act to enable the underwriters to complete such offering.

                       (iii) The Company will furnish to each holder of Securities or Shares (i) at least seven days prior to the filing thereof with the SEC, a copy of the registration statement in the form in which the Company proposes to file the same with the SEC and, not later than the effective date thereof, a copy of any and all amendments to such registration statement, (ii) within five days of the filing thereof with the SEC, a copy of any and all post-effective amendments to such registration statement, and (iii) at the request of any such holder and, in the case of a registration pursuant to subsection (c) of this Section, the Securityholders' Managers (as defined below), a reasonable number of copies of a preliminary prospectus and a final prospectus (each of which shall, as of their respective dates, comply with Section 10 of the Act and shall not, as of such dates, include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading) covering the offering and sale by such holders of the Securities or Shares to be covered thereby as aforesaid.

                        (iv) The Company will advise each of such holders of the entry of any stop order suspending the effectiveness of such registration statement or of the initiation of any proceeding for that purpose, and, if such stop order should be entered, use its best efforts promptly to cause such stop order to be lifted or removed.

                         (v) For such period of time (not exceeding the
maximum period of time for which the Company is required to maintain the effectiveness of such registration statement) as any of such holders may be required by law to deliver a prospectus in connection with a sale of any Securities or Shares pursuant to such registration statement, if any event shall occur as a result of which it is necessary to amend or supplement the prospectus forming a part of such registration statement in order to correct an untrue statement of a material fact, or an omission to state a material fact necessary to make the statements therein, in the light of the circumstances existing when such prospectus is delivered to a purchaser, not misleading, or if it is necessary to amend or supplement such prospectus to comply with any law, the Company will forthwith prepare and furnish to each of such holders and, in the case of a registration pursuant to subsection (c) of this Section, the Securityholders' Managers, a reasonable number of amended or supplemented prospectuses so that statements in the prospectuses as so amended or supplemented will



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not, in the light of the circumstances then existing, be misleading, or so that such prospectuses will comply with law.

                        (vi) At any time prior to the filing of a regis tration statement pursuant to subsection (c) of this Section, the holders of Securities or Shares making or joining in a request for such registration may select an investment banker or bankers (collectively, the "Securityholders' Managers") which shall be satisfactory to the Company, and the offering pursuant to such registration statement shall be made through the Securityholders' Managers. The Company shall enter into an underwriting agreement in customary form with the Securityholders' Managers and will indemnify the Securityholders' Managers, their officers and directors, and each person, if any, who controls the Securityh olders' Managers within the meaning of the Act to the same extent as hereinafter provided with respect to the holders of Securities or Shares requesting such registration. Such underwriting agreement will contain indemnification and contribution provisions substantially identical to those set forth in clauses (ix), (x), (xi) and (xii) below or otherwise acceptable to the underwriters.

                       (vii) The Company will qualify, file or register the Securities or Shares being registered under the securities laws of such states of the United States of America and of the Commonwealth of Puerto Rico as may be reasonably designated by the holders of Securities or Shares or by the Securityholders' Managers and will obtain the consent, authorization or approval of any governmental agency (other than any such consent, authorization or approval required under any statute or regulation applicable to any such holders and not applicable to investors generally) required in connection with the issuance of the Securities or Shares being registered or in order that such holders may publicly sell the Securities or Shares covered by such registration statement; provided, however, that the Company shall not be required in connection with this subsection (vii) to qualify as a foreign corporation or execute a general consent to service of process in any jurisdiction.

                      (viii) All fees, disbursements and expenses incurred by the Company in connection with any registration pursuant to subsection (b) or
(c) of this Section shall be borne by the Company, including, without limitation, all registration and filing fees, all costs of preparation and printing (in such quantities as the holders of Securities or Shares, or the Securityholders' Managers, may reasonably request) of any registration statement and related prospectus and any amendments or supplements thereto, all fees and disbursements of counsel for the Company, the expenses of complying with applicable securities or blue sky laws, and all costs in connection with the prepara-
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                                    -12-

tion and delivery of such legal opinions, auditors' comfort letters or other closing documents as the holders of Securities or Shares, or as the Securityholders' Managers, shall reasonably request. All underwriting commissions, expenses of the Securityholders' Managers and fees and expenses of counsel to the selling holders of Securities or Shares shall be allocated among the holders of Securities or Shares pro rata according to the number of Securities or Shares being registered by each such holder or in such other manner as such holders may agree. The Company shall not be responsible for the fees and expenses of counsel to the selling holders of Securities or Shares.

                  (ix) The Company will indemnify and hold harmless each holder of Securities or Shares and any underwriter (as defined in the Act) for such holder and each person or entity, if any, who controls such holder or underwriter within the meaning of the Act or the Exchange Act, against any losses, claims, damages, liabilities, costs or expenses, joint or several, or actions in respect thereof to which such holder or underwriter or controlling person or entity may become subject under the Act, the Exchange Act, state securities or Blue Sky laws, or otherwise, insofar as such losses, claims, damages, liabilities, costs, expenses or actions in respect thereof arise out of, or are based upon, or are related to, any untrue statement or alleged untrue statement of any material fact contained in any registration statement under which Securities or Shares of or pertaining to such holder were registered under the Act, any preliminary prospectus, amended preliminary prospectus, or final prospectus contained therein, or any amendment or supplement thereto, or arise out of, or are based upon, or are related to, the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse such holder or underwriter or controlling person or entity for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided that to the extent that any such loss, claim, damage or liability arises out of, or is based upon, an untrue statement or alleged untrue statement or omission or alleged omission made in said registration statement, said preliminary prospectus, said amended preliminary prospectus or said final prospectus or any said amendment or supplement in reliance upon, and in conformity with, written information furnished to the Company by such holder or by any underwriter for such holder specifically for use in the preparation thereof, the Company will not be so liable to such holder or underwriter.

                  (x) Each seller of Securities or Shares, severally and not jointly, will indemnify and hold harmless the Company, each of its directors and officers and each underwriter (if any) and each person, if any, who controls the Company or any such underwriter within the meaning of the Act or the Exchange Act, against any losses, claims, damages, or liabilities, joint or several, to which the Company, such directors and officers, underwriters or controlling person may become subject under the Act, the Exchange Act, state securities or Blue Sky laws, or otherwise, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in any registration statement under which such Securities or Shares were registered under the Act, any preliminary prospectus or final prospectus contained in the registration statement, or any amendment or supplement to the registration statement, or arise out of or are based upon any omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, if the statement or omission was made in reliance upon and in conformity with information relating to such seller furnished in writing to the Company by or on behalf of such seller specifically for use in connection with the preparation of such registration statement, prospectus, amendment, or supplement.

                  (xi) Each party entitled to indemnification under subsection
(ix) or (x) (the "Indemnified Party") shall give notice to the party required to provide indemnification (the "Indemnifying Party") promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom; provided, the counsel for the Indemnifying Party assuming the defense of any such claim or litigation shall be approved by the Indemnified Party (whose approval shall not be unreasonably withheld); and provided, further, that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this subsection (xi). The Indemnified Party shall be entitled to retain separate counsel at its own expense, provided that the Indemnifying Party shall pay the expense of such separate counsel if representation of such Indemnified Party by the counsel retained by the Indemnifying Party would be inappropriate due to actual or potential differing interests between the Indemnified Party and any other party represented by such counsel in such proceeding. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgement or enter into settlement that does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect of such claim or litigation, and no Indemnified Party shall consent

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to entry of any judgement or settle such claim or litigation without the prior written consent of the Indemnifying Party.

                  (xii) If the indemnification provided for in clause (ix) or
(x) is due in accordance with its terms but is for any reason held by a court to be unavailable, on grounds of policy or otherwise, then the Company and the selling holders shall contribute to the aggregate losses, claims, damages, liabilities and expenses to which the Company and the selling holders may be subject in such proportion as is appropriate to reflect the relative fault of the Company and of the selling holders in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative fault of the Company and the selling holders shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact relates to information supplied by the Company of by the selling holders and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the selling holders agree that it would not be just and equitable if contribution pursuant to this clause (xii) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the two immediately preceding sentences. Notwithstanding the provisions of this clause (xii), the selling holders shall not be required to contribute any amount in excess of the amount by which the total price at which the Securities or Shares owned by the selling holders were offered to the public exceeds the amount of any damages which the selling holders have otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of fraudulent misrepresentation.

                                    ARTICLE 5

                       RIGHT TO PURCHASE ADDITIONAL SHARES

         SECTION 5.1. RIGHT TO PURCHASE ADDITIONAL SHARES. The Company hereby grants to Popular the non-transferable right to buy shares of common stock of the Company at the Conversion Price in effect from time to time (or, in the event that the Securities shall have been converted, at the Conversion Price that would have been in effect if any Securities were outstanding), after giving effect to any adjustment required by the Certificate of Designation, at any time and from time to time that the Company takes action to issue additional shares of its common stock on or prior to June 30, 1999, and as a result of which the sum of (i) the Shares issued or issuable upon conversion of the Securities and the Debentures, whether or not then held by Popular, and (ii) any shares of common stock of the Company previously purchased by Popular pursuant to this Section (collectively, the "Popular Shares") represents less than 5% of the fully diluted shares of common stock of the Company, assuming conversion of all outstanding securities convertible into common stock of the Company, whether or not convertible at the time, and the exercise of all outstanding options, warrants and other rights to purchase common stock of the Company, whether or not exercisable at the time (the "fully diluted shares").

         The maximum number of shares subject to the right granted in this Section and issuable at any time upon exercise of the right granted in this Section shall be equal to the lesser of (i) the remainder of (A) 0.0499 times the total number of fully diluted shares of common stock of the Company at such time minus (B) the total number of Popular Shares and (ii) the remainder of (A) 200,000 (adjusted for combinations and subdivisions of the common stock of the Company after September 25, 1995) minus (B) the total number of shares previously purchased by Popular upon exercise of the right granted in this Section.

         The right granted in this Section may be exercised by Popular no later than 90 days after receipt by Popular of notice from the Company of a transaction resulting in a reduction of the percentage ownership of the common stock of the Company represented by the Popular Shares. In the event that Popular shall at any time fail to exercise such right within such period of time after such notice, the reference in clause (i)(A) above shall be changed to the percentage ownership of the common stock of the Company represented by the Popular Shares after the transaction in connection with which such notice was given.

         Upon notice from Popular of its intention to exercise the right granted in this Section at any time, the Company may, at its option, instead of issuing the number of shares to be purchased by Popular, pay to Popular with respect to each such share an amount equal to the difference between the Market Price of such shares and the Conversion Price in effect at the time. In such event, the reference in clause (i)(A) above shall be changed as set forth in the preceding paragraph as if Popular had not exercised its right.

         The right granted in this Section shall expire upon the purchase of 90% or more of the outstanding common stock of the Company pursuant to a tender offer for all the outstanding shares of common stock of the Company or pursuant to a merger or consolidation of the Company in which, in both the case of a tender offer and of a merger or consolidation, the shares of Capital Stock of the Company shall be converted into the right to receive cash, non-convertible debt securities, non-convertible preferred stock or shares of common stock representing in the aggregate less than 20% of the outstanding common stock of the surviving or resulting corporation.

         No person, including any person acquiring Securities or Shares from Popular, other than Popular or any successor entity, shall have any rights under this Article.

         SECTION 5.2. REGISTRATION RIGHTS AND CERTAIN OTHER MATTERS. Holders of shares of common stock of the Company issued upon the exercise of the right granted in Section 5.1 shall have the same registration rights with respect to such shares that holders of Securities or Shares have under Article 4, which
Article 4 shall apply, mutatis mutandis, to such shares issued upon the exercise of the right granted in Section 5.1. References to "Shares" in such Article 4 and references to shares of common stock of the Company in Section C.3 of the Certificate of Designation shall be deemed to include, mutatis mutandis, shares of common stock of the Company issued or issuable upon the exercise of the right granted in Section 5.1, except that the Company shall not be obligated to list such shares as provided in Section C.3 of the Certificate of Designation until the actual issuance thereof.

                                    ARTICLE 6

                         REPRESENTATIONS AND WARRANTIES

         As an inducement to Popular to enter into this Agreement and to purchase the Securities, the Company represents and warrants to Popular that:

         SECTION 6.1. CORPORATE EXISTENCE; COMPLIANCE WITH LAW AND CONTRACTUAL OBLIGATIONS. Each of the Company and Doral (a) is duly organized, validly existing and in good standing as a corporation under the laws of the Commonwealth of Puerto Rico and in each jurisdiction where its ownership of property or conduct of business requires such qualification, except where the failure to be so qualified would not have a Material Adverse Effect; (b) has the corporate power and authority and the legal right to own and operate its property and to conduct business in the manner in which it does and proposes so to do; and (c) is not in violation of any Requirement of Law or any Contractual Obligation if such violation could have a Material Adverse Effect.

         SECTION 6.2. CORPORATE POWER; AUTHORIZATION; ENFORCEABLE OBLIGATIONS. The Company has the corporate power and authority to execute, deliver and perform this Agreement and the Securities and has taken all necessary corporate actions to authorize such execution, delivery and performance. This Agreement and the Securities, when issued, have been or will have been duly executed and delivered on behalf of the Company and constitute or will constitute legal, valid and binding obligations of the Company, enforceable against it in accordance with their respective terms, except as enforceability may be limited by applicable bankruptcy, insolvency and other similar laws affecting creditors' rights generally and by general principles of equity.

         SECTION 6.3. NO LEGAL OR CONTRACTUAL BAR. The execution, delivery and performance of this Agreement and the Securities, including the use of the proceeds of the Securities, do not and will not (a) violate any Requirement of Law or any Contractual Obligation of the Company or any of its Subsidiaries, (b) require any license, consent, authorization, approval or any other action by, or any notice to or filing or registration with, any Governmental Authority or any other Person, other than the filing with the Secretary of State of the Commonwealth of Puerto Rico of a certified copy of the resolution of the Board of Directors approving the issuance of the Securities and the terms of this Agreement, or (c) result in the creation or imposition of any Lien on any asset of the Company or any of its Subsidiaries.

         SECTION 6.4. FINANCIAL INFORMATION. (a) The consolidated balance sheet of the Company and its consolidated Subsidiaries as at December 31, 1996 and the related consolidated statements of income, retained earnings and cash flows for the fiscal year then ended, including in each case the related schedules and notes, reported on by Price Waterhouse, true copies of which have been previously delivered to Popular, are complete and correct and fairly present the consolidated financial condition of the Company and its consolidated Subsidiaries as at the date thereof and the consolidated results of operations and cash flows for such period, in accordance with GAAP applied on a consistent basis.

         (b) The unaudited consolidated balance sheet of the Company and Doral and their consolidated Subsidiaries as at March 31, 1997, and the related unaudited consolidated statements of income, retained earnings and cash flows for the three-month period then ended, certified by the chief financial officer of the Company, true copies of which have been previously delivered to Popular, are complete and correct and fairly present the consolidated financial condition of the Company and its consolidated Subsidiaries as at the date thereof and the consolidated results of operations and cash flows for such periods in conformity with GAAP applied on a basis consistent with the financial statements referred to in subsection (a) of this Section, subject to normal year-end audit adjustments.

         (c) Neither the Company nor Doral has any material liability of any kind, whether accrued, contingent, absolute, determined, determinable or otherwise, and no condition, situation or set of circumstances exists that could be reasonably expected to result in such a liability, in each case that is not reflected in the financial statements referred to in Section 6.4(a) or 6.4(b). Any such material liability arising in the future will be reflected in the financial statements delivered to Popular pursuant to Section 3.1.

         (d) Since December 31, 1996, no material adverse change has occurred in the business, financial condition or results of operations of the Company and its Subsidiaries, taken as a whole.

         SECTION 6.5. NO MATERIAL LITIGATION. Except as set forth on Schedule 6.5, no litigation, investigation or proceeding of or before any arbitrator or Governmental Authority is pending or, to the knowledge of the Company, threatened by or against the Company or any of its Subsidiaries, or against any of the Company's or any such Subsidiary's properties or revenues that, if adversely determined, could alone, or with any other litigation, investigation or proceeding, affect the business, financial condition or results of operations of the Company and its Subsidiaries, taken as a whole, in excess of a Material Amount or could have a Material Adverse Effect.

         SECTION 6.6. TAXES. The Company and each of its Subsidiaries have filed or caused to be filed all tax returns that are required to be filed and have paid all taxes shown to be due and payable on such returns or on any assessments made against them or any of their property other than taxes and assessments that are being contested in good faith by appropriate proceedings and as to which the Company or such Subsidiary has established adequate reserves in conformance with GAAP.

         SECTION 6.7. INVESTMENT COMPANY ACT. The Company is not an "investment company" within the meaning of the Investment Company Act of 1940, as amended, and is not controlled by any "investment company".

         SECTION 6.8. SUBSIDIARIES. The Company has no Subsidiaries other than Doral, Doral Federal, Centro Hipotecario de Puerto Rico, Inc., RSC Corp., AAA Financial Services Corporation, and First Florida Realty Corporation. The Company owns, directly or through another Subsidiary, one hundred percent (100%) of the stock of each such Subsidiary, and all of the stock of each such

Subsidiary has been duly issued and is fully paid and nonassessable.

         SECTION 6.9. USE OF PROCEEDS. The proceeds of the sale of the Debentures were used by the Company for its general corporate purposes, including to finance its general working capital needs and to purchase mortgage loans and mortgage servicing rights.

         SECTION 6.10. ERISA. (a) No Prohibited Transactions, accumulated funding deficiencies (as described in Section 302 of ERISA), withdrawals from Multiemployer Plans or Reportable Events have occurred with respect to any Plans or Multiemployer Plans that, in the aggregate, could subject the Company or any of its Subsidiaries to any material tax, penalty or other liability where such tax, penalty or liability is not covered in full, for the benefit of the Company or such Subsidiary, by insurance; (b) no notice of intent to terminate a Plan has been filed, nor has any Plan been terminated under Section 4041 of ERISA, nor has the Pension Benefit Guaranty Corporation instituted proceedings to terminate, or appoint a trustee to administer, a Plan and no event has occurred or condition exists that might constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan;
(c) the present value of all benefits liabilities (as defined in Section 4001(a)(16) of ERISA) under all Plans (based on the actuarial assumptions used to fund the Plans) does not exceed the assets of the Plans; and (d) the execution, delivery and performance by the Company of this Agreement and the Securities and the use of the proceeds thereof will not involve any Prohibited Transaction. For purposes of this Section, the following terms shall have the following meanings:

         "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as the same may from time to time be supplemented or amended, and the rules and regulations issued thereunder as from time to time in effect.

         "ERISA Affiliate" shall mean each trade or business, including the Company, whether or not incorporated, that together with the Company would be treated as a single employer under Section 4001 of ERISA.

         "Multiemployer Plan" shall mean a plan described in Section 4001(a)(3) of ERISA to which the Company or any ERISA Affiliate is required to contribute on behalf of any of its employees.

         "Plan" shall mean any plan (other than a Multiemployer Plan) subject to Title IV of ERISA maintained for employees of the Company or any ERISA Affiliate (and any such plan no longer maintained by the Company or any of its ERISA Affiliates to which the Company or any of its ERISA Affiliates has made or was required to make any contributions during the five years preceding the date on which such plan ceased to be maintained).

         "Prohibited Transaction" shall mean any transaction described in
Section 406 of ERISA that is not exempt by reason of Section 408 of ERISA or the transitional rules set forth in Section 414(c) of ERISA and any transaction described in Section 4975(c)(1) of the Code that is not exempt by reason of
Section 4975(c)(2) or Section 4975(d) of the Code, or the transitional rules of
Section 2003(c) of ERISA.

         "Reportable Event" shall mean any of the events set forth in Section 4043(c) of ERISA or the regulations thereunder, a withdrawal from a Plan described in Section 4063 of ERISA, a cessation of operations described in
Section 4068(f) of ERISA, an amendment to a Plan necessitating the posting of security under Section 401(a)(29) of the Code, or a failure to make a payment required by Section 412(m) of the Code and Section 302(e) of ERISA when due.

         SECTION 6.11. AGENCY APPROVALS. Each of the Company and Doral is a FHLMC approved Seller/Servicer, a HUD Direct Endorsement Lender, and a VA approved Lender in good standing, and the Company is a FNMA approved Seller/Servicer and a GNMA approved Issuer/Servicer.

         SECTION 6.12. SOLVENCY. Each of the Company and Doral is able to pay its debts as they mature. The aggregate estimated fair market value of each of the Company's and Doral's assets is greater than the Company's or Doral's liabilities (including contingent, subordinated, unmatured and unliquidated liabilities and any and all obligations hereunder and under the Securities), respectively. Each of the Company and Doral has capital sufficient to carry on the business and transactions in which it is engaged and all business and transactions in which it proposes to engage.

                                    ARTICLE 7

                              CONDITIONS PRECEDENT

         SECTION 7.1. CONDITIONS PRECEDENT. It shall be a condition precedent to the exchange of the Debentures for the Securities that Popular shall have received the following documents and that the following conditions shall have been satisfied:

         (a) a certified copy of the resolution of the Board of Directors of the Company approving the execution, delivery and performance of this Agreement and the Securities and the transactions contemplated herein and therein;

         (b) a certificate of the Secretary or an Assistant Secretary of the Company certifying the names and true signatures of the officers of the Company authorized to sign this Agreement and the Securities and the other documents required to be executed and delivered hereunder, in each case dated as of the date of exchange;

         (c) an opinion of Pietrantoni, Mendez & Alvarez, counsel for the Company, in form and substance acceptable to Popular, covering such matters as Popular may reasonably request, dated as of the date of exchange;

         (d) a copy of the Certificate of Incorporation of the Company and Doral certified by the Secretary of State of Puerto Rico as of a recent date and by the Secretary or Assistant Secretary of the Company as of the date of exchange and a copy, stamped as filed with the Department of State of Puerto Rico, of the Certificate of Designation in the form of Exhibit A;

         (e) a copy of the By-laws of the Company, certified by the Secretary or an Assistant Secretary of the Company as of the date of exchange, as being accurate and complete;

         (f) a certificate of the applicable officer in the relevant jurisdiction or other equivalent document certifying as of a recent date that each of the Company and Doral is in good standing in each jurisdiction in which each such party is qualified to conduct business;

         (g) an Officer's Certificate of the Company confirming compliance with the covenants and confirming the accuracy of the representations set forth herein as of the date of exchange;

         (h) evidence satisfactory to Popular that all acts and conditions (including the obtaining of any necessary regulatory approvals and the making of any required filings, recordings or registrations) required to be done and performed and to have happened prior to the execution, delivery and performance of this Agreement and the Securities and to constitute the same legal, valid and binding obligations, enforceable in accordance with their respective terms, shall have been done and performed and shall have happened in due and strict compliance with all applicable laws;

         (i) evidence satisfactory to Popular that the Company has become a "bank holding company," as that term is defined in the Bank Holding Company Act of 1956;

         (j) such other documents or legal opinions as Popular or its counsel may reasonably request, all in form and substance reasonably satisfactory to Popular;

         (k) all documentation, including documentation for corporate and legal proceedings in connection with the transactions contemplated by this Agreement and the Securities, shall be reasonably satisfactory in form and substance to Popular and its counsel;

         (l) the Company shall have paid all fees required to have been paid under this Agreement and the Securities;

         (m) no default or Event of Default shall have occurred and be continuing;

         (n) since December 31, 1996, no material adverse change shall have occurred in the business, financial condition or results of operations of the Company and its Subsidiaries, taken as a whole.

                                    ARTICLE 8

                                  MISCELLANEOUS

         SECTION 8.1. NOTICES. Any notice or communication shall be in writing and delivered in person or mailed by first-class mail addressed as follows:

                  If to the Company:

                           First Financial Caribbean Corporation
                           1159 Franklin Delano Roosevelt Avenue
                           San Juan, Puerto Rico 00920

                           Attention of:  Mr. Mario S. Levis

                           Telephone:  (787) 749-7108
                           Telecopier: (787) 792-4025

                  If to Popular:

                           Popular Corporation
                           Banco Popular Center
                           Hato Rey, Puerto Rico 00918

                           Attention of:  Mr. Jorge A. Junquera

                           Telephone:  (787) 754-1685
                           Telecopier: (787) 759-8900

         The Company or Popular by notice to the other may designate additional or different addresses for subsequent notices or communications.

         Any notice or communication mailed to a Securityholder shall be mailed to the Securityholder at the Securityholder's address as it appears on the registration books of the Registrar and shall be sufficiently given if so mailed within the time prescribed.

         Failure to mail a notice or communication to a Securityholder or any defect in it shall not affect its sufficiency with respect to other Securityholders. If a notice or communication is mailed in the manner provided above, it is duly given, whether or not the addressee receives it.

         SECTION 8.2. STATEMENTS OR OPINION. Each certificate or opinion with respect to compliance with a covenant or condition provided for in this Agreement shall include:

                  (1) a statement that the person making such certificate or opinion has read such covenant or condition;

                  (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

                  (3) a statement that, in the opinion of such person, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

                  (4) a statement as to whether or not, in the opinion of such person, such covenant or condition has been complied with.

         SECTION 8.3. WHEN TREASURY SECURITIES DISREGARDED. In determining whether the Holders of the required principal amount of Securities have concurred in any waiver or consent, Securities owned by the Company or by any person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company shall be disregarded and deemed not to be outstanding. Also, subject to the foregoing, only Securities outstanding at the time shall be considered in any such determination.

         SECTION 8.4. LEGAL HOLIDAYS. A "Legal Holiday" is a Saturday, a Sunday or a day on which banking institutions are not normally open in the Commonwealth of Puerto Rico. If a payment date is a Legal Holiday, payment shall be made on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period. If a regular record date is a Legal Holiday, the record date shall not be affected.

         SECTION 8.5. GOVERNING LAW. This Agreement and the Securities shall be governed by, and construed in accordance with, the laws of the Commonwealth of Puerto Rico but without giving effect to applicable principles of conflicts of law to the extent that the application of the laws of another jurisdiction would be required thereby.

         SECTION 8.6. SUCCESSORS. All agreements of the Company in this Agreement and the Securities shall bind its successors.

         SECTION 8.7. MULTIPLE ORIGINALS. The parties may sign any number of copies of this Agreement. Each signed copy shall be an original, but all of them together represent the same agreement. One signed copy is enough to prove this Agreement.

         SECTION 8.8. TABLE OF CONTENTS; HEADINGS. The table of contents and headings of the Articles and Sections of this Agreement have been inserted for convenience of reference only, are not intended to be considered a part hereof and shall not modify or restrict any of the terms or provisions hereof.

         SECTION 8.9. REPRESENTATIONS AND COVENANTS BY POPULAR. Popular represents that (i) no part of the funds being used by it to purchase the Securities constitute assets of any employee benefit plan, as defined in Section 3 of ERISA and (ii) Popular has the corporate power and authority to execute, deliver and perform this Agreement and has taken all necessary corporate action to authorize such execution, delivery and performance. This Agreement has been duly executed and delivered on behalf of Popular and constitutes the legal, valid and binding obligation of Popular enforceable against it in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency and other similar laws affecting creditors' rights generally and by general principles of equity.

         SECTION 8.10. SURVIVAL OF CERTAIN PROVISIONS. The covenants and other provisions set forth in Articles 1, 4, 5, 6 and 8 and in Sections 3.3 (with respect to periods prior to the redemption or conversion of the Securities) and
3.5 shall survive the redemption or conversion of the Securities. All other covenants and provisions of the Agreement shall expire upon redemption or conversion of all the Securities, provided that rights or causes of action accrued prior to such payment or conversion shall survive.

         IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed as of the date first written above.

                                        FIRST FINANCIAL CARIBBEAN
                                               CORPORATION

                                        By:  /s/ MARIO S. LEVIS
                                           ----------------------------
                                        Name:  Mario S. Levis
                                        Title: Executive Vice President


                                                 POPULAR, INC.



                                        By:  /s/ JORGE A. JUNQUERA
                                           ----------------------------
                                        Name:  Jorge A. Junquera
                                        Title:  Senior Executive
                                                Vice President

                                                                     EXHIBIT A


                      [FORM OF CERTIFICATE OF DESIGNATION]

                           CERTIFICATE OF DESIGNATION
       OF THE BOARD OF DIRECTORS OF FIRST FINANCIAL CARIBBEAN CORPORATION

                    8% CONVERTIBLE CUMULATIVE PREFERRED STOCK
                    (LIQUIDATION PREFERENCE $1,000 PER SHARE)

         (Pursuant to Article 5.01 of the General Corporation Law of the Commonwealth of Puerto Rico)


         We, the undersigned, President and Secretary of FIRST FINANCIAL CARIBBEAN CORPORATION (hereinafter called the "Corporation"), a corporation duly organized and existing under the laws of the Commonwealth of Puerto Rico, do hereby certify that, pursuant to the authority conferred upon the Board of Directors of the Corporation by the Restated Certificate of Incorporation of the Corporation, the said Board of Directors on June 16, 1997, adopted the following resolutions creating a series of 20,000 shares of Serial Preferred Stock designated as the "8% Convertible Cumulative Preferred Stock."

                  RESOLVED, that pursuant to the authority expressly granted to and vested in the Board of Directors of the Corporation in accordance with the provisions of its Restated Certificate of Incorporation, a series of Serial Preferred Stock of the Corporation be and it hereby is created.

                  FURTHER RESOLVED, that the directors have determined that the preferences and relative, participating, optional or other special rights of the shares of such series of Preferred Stock, and the qualifications, limitations or restrictions thereof, as stated and expressed herein, are under the circumstances prevailing on the date hereof fair and equitable to all the existing shareholders of the Corporation.

                  FURTHER RESOLVED, that the designation and amount of such series and the voting powers, preferences and relative, participating, optional or other special rights of the shares of such series of Preferred Stock, and the qualifications, limitations or restrictions thereof are as follows:

         A.       DESIGNATION AND AMOUNT

                  The shares of such series of Preferred Stock shall be designated as the "8% Convertible Cumulative Preferred Stock (Liquidation Preference $1,000 per share)" (hereinafter called the "8% Preferred Stock"), and the number of authorized shares constituting such series shall be 20,000.

         B.       DIVIDENDS

                  1. Holders of record of the 8% Preferred Stock ("Holders") will be entitled to receive, when, as and if declared by the Board of Directors of the Corporation, out of funds of the Corporation legally available therefor, cumulative cash dividends at the annual rate per share of 8% of their liquidation preferences, or $6.66 2/3 per share per month.

                  2. Dividends on the 8% Preferred Stock will accrue from their date of original issuance and will be payable (when, as and if declared by the Board of Directors of the Corporation out of funds of the Corporation legally available therefor) monthly in arrears in United States dollars commencing on the last day of the month in which the 8% Preferred Stock is issued, and on the last day of each calendar month of each year thereafter to the holders of record of the 8% Preferred Stock as they appear on the books of the Corporation on the Business Day (as defined below) immediately preceding the relevant date of payment. In the case of the dividend payable in the month in which the 8% Preferred Stock is issued, such dividend shall cover the period from the date of issuance of the 8% Preferred Stock to the end of such much. In the event that any date on which dividends are payable is not a Business Day, then payment of the dividend payable on such date will be made on the next succeeding Business Day without any interest or other payment in respect of any such delay, except that, if such Business Day is in the next succeeding calendar year, such payment will be made on the Business Day immediately preceding the relevant date of payment, in each case with the same force and effect as if made on such date. A "Business Day" is a day other than a Saturday, Sunday or bank holiday in San Juan, Puerto Rico.

                  3. Dividends on the 8% Preferred Stock will be cumulative from their date of issuance, and will accrue, to the extent not paid, on the last day of each month.

                  4. The amount of dividends payable for any monthly dividend period will be com puted on the basis of twelve 30-day months and a 360-day year. The amount of dividends payable for any period shorter than a full monthly dividend period will be computed on the basis of the actual number of days elapsed in such period.

                  5. Subject to any applicable fiscal or other laws and regulations, each dividend payment will be made by dollar check drawn on a bank in New York, New York or San Juan, Puerto Rico and mailed to the record holder thereof at such holder's address as it appears on the register for such 8% Preferred Stock or, in the case of holders of $1,000,000 or more in aggregate liquidation preference of the 8% Preferred Stock, by wire transfer of immediately available funds to the account of such holders as notified by such holders to the Corporation.

                  6. So long as any shares of the 8% Preferred Stock remain outstanding, the Corporation shall not declare, set apart or pay any dividend or make any other distribution of assets (other than dividends paid or other distributions made in stock of the Corporation ranking junior to the 8% Preferred Stock as to the payment of dividends and the distribution of assets upon liquidation, dissolution or winding up of the Corporation) on, or redeem, purchase, set apart or otherwise acquire (except upon conversion or exchange for stock of the Corporation ranking junior to the 8% Preferred Stock as to the payment of dividends and the distribution of assets upon liquidation, dissolution or winding up of the Corporation), shares of common stock or of any other class of stock of the Corporation ranking junior to the 8% Preferred Stock as to the payment of dividends or the distribution of assets upon liquidation, dissolution or winding up of the Corporation, unless all accrued and unpaid dividends on the 8% Preferred Stock shall have been paid or are paid contemporaneously and the full monthly dividend on the 8% Preferred Stock for the then current month has been or is contemporaneously declared and paid or declared and set apart for payment and unless the Corporation has not defaulted in the payment of the redemption price of any shares of 8% Preferred Stock called for redemption.

                  7. When dividends are not paid in full on the 8% Preferred Stock and any other shares of stock of the Corporation ranking on a parity as to the payment of dividends with the 8% Preferred Stock, all dividends declared upon the 8% Preferred Stock and any such other shares of stock of the Corporation will be declared pro rata so that the amount of dividends declared per share on the 8% Preferred Stock and any such other shares of stock will in all cases bear to each other the same ratio that the liquidation preference per share of the 8% Preferred Stock and any such other shares of stock bear to each other.

                  8. Holders of record of the 8% Preferred Stock will not be entitled to any dividend, whether payable in cash, property or stock, in excess of the dividends provided for herein on the shares of 8% Preferred Stock. The Corporation may, however, at its discretion, declare a special dividend in an amount sufficient to allow the Corporation to pay dividends on any stock of the Corporation ranking junior to the 8% Preferred Stock in compliance with the provisions of Section B.6 above.

         C.       CONVERSION

                  1. A holder of a share of 8% Preferred Stock may convert it into common stock of the Corporation at any time before the close of business on December 1, 2005 (the "Expiration Date"). If a share of 8% Preferred Stock is called for redemption, the holder may convert it at any time before the close of business on the redemption date. The initial conversion price is $17.50 per share of common stock of the Corporation, subject to adjustment in certain events as provided in subsection 4 below (as so adjusted from time to time, the "Conversion Price"). To determine the number of shares of common stock of the Corporation issuable upon conversion of a share of 8% Preferred Stock, divide (a) the aggregate liquidation preference of the shares of 8% Preferred Stock to be converted, plus the total amount of accrued but unpaid dividends on such shares to the date of conversion by (b) the Conversion Price in effect on the conversion date. The Corporation will deliver a check for any fractional share.

                  2. To convert a share of 8% Preferred Stock a Holder must (1) complete and sign the conversion election on the back of the certificate, (2) surrender the certificate to the Corporation, (3) furnish appropriate endorsements and transfer documents if required by the Corporation, and (4) pay any transfer or similar tax if required.

                  3. Reservation, Listing and Issuance of Shares. The Corporation will at all times have authorized, and reserve and keep available, free from preemptive rights, for the purpose of enabling it to satisfy any obligation to issue shares of common stock of the Corporation upon the conversion of shares of 8% Preferred Stock, the number of shares of common stock of the Corporation deliverable upon conversion of the outstanding shares of 8% Preferred Stock. The Corporation will, at its expense, cause the shares of common stock of the Corporation deliverable upon conversion of the 8% Preferred Stock to be listed (subject to issuance or notice of issuance of such shares) on all stock exchanges on which the common stock is listed not later than the date such common stock is so listed. The Corporation agrees to list such shares (subject to issuance or notice of issuance) on NASDAQ-NMS, to the extent not already listed, promptly after the date of this Certificate of Designation.

                           Before taking any action which could cause an adjustment pursuant to subsec tion 4 below reducing the Conversion Price below the then par value (if any) of the shares of common stock of the Corporation, the Corporation will take any corporate action which may be necessary in order that the Corporation may validly and legally issue at the Conversion Price as so adjusted shares of common stock of the Corporation that are fully paid and non-assessable.

                           The Corporation covenants that all shares of common stock of the Corporation deliverable upon conversion of the 8% Preferred Stock will, upon issuance in accordance with the terms hereof, be (i) duly authorized, fully paid and non-assessable, and (ii) free from all taxes with respect to the issuance thereof and from all liens, charges and security interests created by the Corporation.

                  4. Adjustments of Conversion Price and Number of Shares of Common Stock Issuable upon Conversion of the 8% Preferred Stock. (i) Adjustment of Conversion Price upon Issuance of Common Stock. If and whenever, after September 25, 1995, the Corporation shall issue or sell any shares of common stock (except upon conversion of one or more of the 8.25% convertible subordinated debentures due January 1, 2006 or of one or more shares of the 8% Preferred Stock or upon exercise by Popular, Inc. of certain rights to purchase shares of common stock of the Corporation set forth in Article 5 of the Exchange Agreement dated July 9, 1997, between the Corporation and Popular, Inc.) for a consideration per share less than the Market Price (as hereinafter defined) at the time of such issue or sale, then, forthwith upon such issue or sale, the Conversion Price shall be reduced to the price (calculated to the nearest cent) determined by multiplying the Conversion Price in effect immediately prior to the time of such issue or sale by a fraction, the numerator of which shall be the sum of (a) the number of shares of common stock of the Corporation outstanding immediately prior to such issue or sale multiplied by the Market Price immediately prior to such issue or sale plus (b) the consideration received by the Corporation upon such issue or sale, and the denominator of which shall be the product of (c) the total number of shares of common stock outstanding immediately after such issue or sale, multiplied by (d) the Market Price immediately prior to such issue or sale. No adjustment of any Conversion Price, however, shall be made in an amount less than $0.01 per share, but any such lesser adjustment shall be carried forward and shall be made at the time of, and together with, the next subsequent adjustment which together with any adjustments so carried forward shall amount to $0.01 per share or more.

                  (b) For the purposes of this subsection 4, the following provisions shall also be applicable:

                      (i) Issuance of Rights or Options. In case at any time the Corporation shall grant (whether directly or by assumption in a merger or otherwise) any rights to subscribe for or to purchase, or any options for the purchase of, common stock or any stock or securities convertible into or exchangeable for common stock (such convertible or exchangeable stock or securities being herein called "Convertible Securities") whether or not such rights or options or the right to convert or exchange any such Convertible Securities are immediately exercisable, and the price per share for which common stock is issuable upon the conversion of such rights or options or upon conversion or exchange of such Convertible Securities (determined as provided below) shall be less than the Market Price determined as of the date of granting such rights or options, then the total maximum number of shares of common stock issuable upon the conversion of such rights or options or upon conversion or exchange of the total maximum amount of such Convertible Securities issuable upon the conversion of such rights or options shall (as of the date of granting of such rights or options) be deemed to be outstanding and to have been issued for such price per share. Except as provided in clause (iii) of this subsection, no further adjustments of any Conversion Price shall be made upon the actual issue of such common stock or of such Convertible Securities upon conversion of such rights or options or upon the actual issue of such common stock upon conversion or exchange of such Convertible Securities. For the purposes of this clause (i), the price per share for which common stock is issuable upon the conversion of any such rights or options or upon conversion or exchange of any such Convertible Securities shall be determined by dividing (A) the total amount, if any, received or receivable by the Corporation as consideration for the granting of such rights or options, plus the minimum aggregate amount of additional consideration payable to the Corporation upon the conversion of all such rights or options, plus, in the case of such rights or options which relate to Convertible Securities, the minimum aggregate amount of additional consideration, if any, payable upon the issue or sale of such Convertible Securities and upon the conversion or exchange thereof, by (B) the total maximum number of shares of common stock issuable upon the conversion of such rights or options or upon the conversion or exchange of all such Convertible Securities issuable upon the conversion of such rights or options.

                                    (ii)    Issuance of Convertible Securities.
         In case the Corporation shall issue (whether directly or by assumption in a merger or otherwise) or sell any Convertible Securities, whether or not the rights to exchange or convert thereunder are immediately exercisable, and the price per share for which common stock is issuable upon conversion or exchange of such Convertible Securities (determined as provided below) shall be less than the Market Price, determined as of the date of such issue or sale of such Convertible Securities, then the total maximum number of shares of common stock issuable upon conversion or exchange of all such Convertible Securities shall (as of the date of the issue or sale of such Convertible Securities) be deemed to be outstanding and to have been issued for such price per share, provided that (1) except as provided in clause (iii) of this subsection, no further adjustments of any Conversion Price shall be made upon the actual issue of such common stock upon conversion or exchange of such Convertible Securities, and (2) if any such issue or sale of such Convertible Securities is made upon conversion of any rights to subscribe for or to purchase or any option to purchase any such Convertible Securities for which adjustments of any Conversion Price have been or are to be made pursuant to other provisions of this subsection (b), no further adjustment of any Conversion Price shall be made by reason of such issue or sale. For the purposes of this clause
         (ii), the price per share for which common stock is issuable upon conversion or exchange of Convertible Securities shall be determined by dividing (A) the total amount received or receivable by the Corporation as consideration for the issue or sale of such Convertible Securities, plus the minimum aggregate amount of additional consideration, if any, payable to the Corporation upon the conversion or exchange thereof, by
         (B) the total maximum number of shares of common stock issuable upon the conversion or exchange of all such Convertible Securities.

                                    (iii)   Change in Option Price or Conversion
         Rate. If the purchase price provided for in any rights or options referred to in clause (i) above, or the additional consideration, if any, payable upon the conversion or exchange of Convertible Securities referred to in clause (i) or (ii) above, or the rate at which any Convertible Securities referred to in clause (i) or (ii) above are convertible into or exchangeable for common stock, shall change (other than under or by reason of provisions designed to protect against dilution), then the Conversion Price in effect at the time of such event shall forthwith be readjusted to the Conversion Price which would have been in effect at such time had such rights, options or Convertible Securities still outstanding provided for such changed purchase price, additional consideration or conversion rate, as the case may be, at the time initially granted, issued or sold.

                                    (iv)    Expiration of Options, Rights and
         Other Similar Conversion Privileges. On the expiration of any such option or right or the termination of any such right to convert or exchange such Convertible Securities, the Conversion Price then in effect hereunder shall forthwith be increased to the Conversion Price which would have been in effect at the time of such expiration or termination had such right, option or Convertible Security, to the extent outstanding immediately prior to such expiration or termination, never been issued, and the common stock issuable thereunder shall no longer be deemed to be outstanding. If the purchase price provided for in any such right or option referred to in clause (i) above or the rate at which any Convertible Securities referred to in clause (i) or (ii) above are convertible into or exchangeable for common stock, shall decrease at any time under or by reason of provisions with respect thereto designed to protect against dilution, then in case of the delivery of common stock upon the conversion of any such right or option or upon conversion or exchange of any such Convertible Security, the Conversion Price then in effect hereunder shall forthwith be adjusted to such respective amount as would have obtained had such right, option or Convertible Security never been issued as to such common stock and had adjustments been made upon the issuance of the shares of common stock delivered as aforesaid, but only if as a result of such adjustment the Conversion Price then in effect hereunder is thereby decreased.

                                    (v)     Stock Dividends.  In case the
         Corporation shall declare a dividend or make any other distribution upon any stock of the Corporation payable in common stock or Convertible Securities, any common stock or Convertible Securities, as the case may be, issuable in payment of such dividend or distribution shall be deemed to have been issued or sold without consideration.

                                    (vi)    Consideration for Stock.  In case
         any shares of common stock or Convertible Securities or any rights or options to purchase any such common stock or Convertible Securities shall be issued or sold for cash, the consideration received therefor shall be deemed to be the amount received by the Corporation therefor, without deduction therefrom of any expenses incurred or any underwriting commissions or concessions paid or allowed by the Corporation in connection therewith. In case any shares of common stock or Convertible Securities or any rights or options to purchase any such common stock or Convertible Securities shall be issued or sold for a consideration other than cash, the amount of the consideration other than cash received by the Corporation shall be deemed to be the fair value of such consideration as determined, in good faith and in the exercise of reasonable business judgment, by the board of directors of the Corporation, without deduction of any expenses incurred or any underwriting commissions or concessions paid or allowed by the Corporation in connection therewith. In case any shares of common stock or Convertible Securities or any rights or options to purchase such shares of common stock or Convertible Securities shall be issued in connection with any merger or consolidation in which the Corporation is the surviving corporation (other than any consolidation or merger in which the previously outstanding shares of common stock of the Corporation shall be changed into or exchanged for the stock or other securities of another corporation), the amount of consideration therefor shall be deemed to be the fair value as determined reasonably and in good faith by the board of directors of the Corporation of such portion of the assets and business of the non-surviving corporation as such board may determine to be attributable to such shares of common stock, Convertible Securities, rights or options, as the case may be. In the event of any consolidation or merger of the Corporation in which the Corporation is not the surviving corporation or in which the previously outstanding shares of common stock of the Corporation shall be changed into or exchanged for the stock or other securities of another corporation or in the event of any sale of all or substantially all of the assets of the Corporation for stock or other securities of any corporation, the Corporation shall be deemed to have issued a number of shares of its common stock for stock or securities or other property of the other corporation computed on the basis of the actual exchange ratio on which the transaction was predicated and for a consideration equal to the fair market value on the date of such transaction of all such stock or securities or other property of the other corporation, and if any such calculation results in adjustment of the Conversion Price, the determination of the number of shares of common stock issuable upon conversion of the Securities immediately prior to such merger, consolidation or sale, for purposes of subsection
         (e) below, shall be made after giving effect to such adjustment of the Conversion Price.

                                    (vii)   Record Date.  In case the
         Corporation shall take a record of the holders of its common stock for the purpose of entitling them (A) to receive a dividend or other distribution payable in common stock or in Convertible Securities, or (B) to subscribe for or purchase common stock or Convertible Securities, then such record date shall be deemed to be the date of the issue or sale of the shares of common stock deemed to have been issued or sold upon the declaration of such dividend or the making of such other distribution or the date of the granting of such right of subscription or purchase, as the case may be.

                                (viii) Treasury Shares. The number of shares of common stock outstanding at any given time shall not include shares owned or held by or for the account of the Corporation, and the disposition of any such shares shall be considered an issue or sale of common stock for the purposes of this subsection (b).

                                (ix)    Definition of Market Price.  "Market
         Price" shall mean the average of the daily closing prices per share of the common stock for the ten consecutive trading days immediately preceding the day as of which "Market Price" is being determined, except that, in the case of an underwritten bona fide public offering, "Market Price" shall mean the initial public offering price. The closing price for each day shall be the last sale price regular way or, in case no such sale takes place on such day, the average of the closing bid and asked prices regular way, in either case on the New York Stock Exchange, or, if shares of the common stock are not listed or admitted to trading on the New York Stock Exchange, on the principal national securities exchange (including for this purpose the NASDAQ-NMS) on which the shares are listed or admitted to trading, or if the shares are not so listed or admitted to trading, the average of the highest reported bid and lowest reported asked prices as furnished by the National Association of Securities Dealers, Inc. through NASDAQ or through a similar organization if NASDAQ is no longer reporting such information. If shares of the common stock are not listed or admitted to trading on any exchange or quoted through NASDAQ or any similar organization, the "Market Price" shall be deemed to be the higher of
         (A) the book value of a share of the common stock as determined by any firm of independent public accountants of recognized standing, selected by the board of directors of the Corporation, as at the last day of any month ending within sixty days preceding the date as of which the determination is to be made or (B) the fair value thereof determined in good faith by an independent brokerage firm or Standard & Poor's Corporation as of a date which is within fifteen days of the date as of which the determi nation is to be made (the fees and expenses of any such independent public accountants, independent brokerage firm or other firm engaged pursuant to subclauses (A) and (B) of this clause
         (ix) to be paid by the Corporation).

                                (x)     Determination of Market Price under
         Certain Circumstances. Anything herein to the contrary notwithstanding, in case the Corporation shall issue any shares of common stock or Convertible Securities in connection with the acquisition by the Corporation of the stock or assets of any other corporation or the merger of any other corpora tion into the Corporation, the Market Price shall be determined as of the date the number of shares of common stock or Convertible Securities (or in the case of Convertible Securities other than stock, the aggregate principal amount of Convertible Securities) was determined (as set forth in a written agreement between the Corporation and the other party to the transaction) rather than on the date of issuance of such shares of common stock or Convertible Securities.

                                (xi)    Certain Issues Excepted.  Anything
         herein to the contrary notwithstanding, the Corporation shall not be required to make any adjustment of any Conversion Price in case of the issuance of shares of common stock (1) upon the conversion of options or rights relating to up to 500,000 shares (subject to adjustment for stock splits, stock combinations, stock dividends and similar events) of the Corporation's common stock granted or provided or to be granted or provided under the Corporation's stock option plan, as in effect on July 9, 1997, or (2) under the Corporation's restricted stock plan, as in effect on July 9, 1997, up to a maximum of 250,000 shares (subject to adjustment for stock splits, stock combinations, stock dividends and similar events), and shall not be required to make any such adjustment upon the granting of any options or rights referred to above if and to the extent that issuance of the shares covered thereby is excepted by this clause.

                           (c) Adjustment for Certain Special Dividends. In case the Corporation shall declare a dividend upon the common stock payable otherwise than out of earnings or earned surplus, determined in accordance with Generally Accepted Accounting Principles, and otherwise than in common stock or Convertible Securities, the Conversion Price in effect immediately prior to the declaration of such dividend shall be reduced by an amount equal, in the case of a dividend in cash, to the amount per share of the common stock so declared as payable otherwise than out of earnings or earned surplus or, in the case of any other dividend, to the fair value per share of the common stock of the property so declared as payable otherwise than out of earnings or earned surplus, as determined, reasonably and in good faith, by the board of directors of the Corporation. For the purposes of the foregoing a dividend other than in cash shall be considered payable out of earnings or earned surplus (other than revaluation or paid-in-surplus) only to the extent that such earnings or earned surplus are charged an amount equal to the fair value of such dividend, as determined, reasonably and in good faith, by the board of directors of the Corporation. Such reductions shall take effect as of the date on which a record is taken for the purpose of such dividend, or, if a record is not taken, the date as of which the holders of common stock of record entitled to such dividend are determined.

                           (d) Subdivision or Combination of Stock. In case the Corporation shall at any time subdivide the outstanding shares of common stock into a greater number of shares, the Conversion Price in effect immediately prior to such subdivision shall be proportionately reduced, and conversely, in case the outstanding shares of common stock shall be combined into a smaller number of shares, the Conversion Price in effect immediately prior to such combination shall be proportionately increased.

                           (e) Adjustments for Consolidation, Merger, Sale of Assets, Reorganization, etc. In case the Corporation (a) consolidates with or merges into any other corporation and is not the continuing or surviving corporation of such consolidation or merger, or (b) permits any other corporation to consolidate with or merge into the Corporation and the Corporation is the continuing or surviving corporation but, in connection with such consolidation or merger, the common stock is changed into or exchanged for stock or other securities of any other corporation or cash or any other assets, or (c) transfers all or substantially all of its properties and assets to any other corporation, or (d) effects a capital reorganization or reclassification of the capital stock of the Corporation in such a way that holders of common stock shall be entitled to receive stock, securities, cash or assets with respect to or in exchange for common stock, then, and in each such case, proper provision shall be made so that, upon the basis and upon the terms and in the manner provided in this subsection (e), the Holders, upon the conversion of each Security at any time after the consummation of such consolidation, merger, transfer, reorganization or reclassification, shall be entitled to receive (at the aggregate Conversion Price in effect for all shares of common stock issuable upon such conversion immediately prior to such consummation as adjusted to the time of such transaction), in lieu of shares of common stock issuable upon such conversion prior to such consummation, the stock and other securities, cash and assets to which such Holder would have been entitled upon such consummation if such Holder had so converted such Security immediately prior thereto (subject to adjustments subsequent to such corporate action as nearly equivalent as possible to the adjust ments provided for in this subsection 4).

                           (f) Notice of Adjustment. Upon any adjustment of the Conversion Price, then and in each such case the Corporation shall promptly deliver a notice to the registered holder of the Securities, which notice shall state the Conversion Price resulting from such adjustment, setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based.

                           (g) Other Notices.  In case at any time:

                               (1) the Corporation shall declare or pay any dividend on or make any distribution with respect to its common stock, other than quarterly cash dividends consistent with past practice;

                               (2)     the Corporation shall offer for
         subscription pro rata to the holders of its common stock any additional shares of stock of any class or other rights;

                               (3)     there shall be any capital
         reorganization, or reclassification of the capital stock of the Corporation, or consolidation or merger of the Corporation with another corporation (other than a Subsidiary of the Corporation in which the Corporation is the surviving or continuing corporation and no change occurs in the Corporation's common stock), or sale of all or substantially all of its assets to, another corporation;

                               (4) there shall be a voluntary or involuntary dissolution, liquidation, bankruptcy, assignment for the benefit of creditors, or winding up of the Corporation; or

                               (5)     the Corporation proposes to take any
         other action or an event occurs which would require an adjustment of the Conversion Price pursuant to subsection (h) below;

         then, in any one or more of said cases, the Corporation shall give written notice, addressed to each Holder at the address of such Holder as shown on the books of the Corporation, of (1) the date on which the books of the Corporation shall close or a record shall be taken for such dividend, distribution or subscription rights, or (2) the date (or, if not then known, a reasonable approximation thereof by the Corporation) on which such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation, bankruptcy, assignment for the benefit of creditors, winding up or other action, as the case may be, shall take place. Such notice shall also specify (or, if not then known, reasonably approximate) the date as of which the holders of common stock of record shall participate in such dividend, distribution or subscription rights, or shall be entitled to exchange their common stock for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation, bankruptcy, assignment for the benefit of creditors, winding up, or other action, as the case may be. Such written notice shall be given at least twenty days prior to the action in question and not less than twenty days prior to the record date or the date on which the Corporation's transfer books are closed in respect thereto.

                           (h) Certain Events. If any event occurs as to which in the reasonable opinion of the Corporation, in good faith, the other provisions of this subsection 4 are not strictly applicable but the lack of any adjustment would not in the opinion of the Corporation fairly protect the conversion rights of the Holders in accordance with the basic intent and principles hereof, or if strictly applicable would not fairly protect the conversion rights of the Holders in accordance with the basic intent and principles hereof, then the Corporation shall appoint a firm of independent certified public accountants (which may be the regular auditors of the Corporation) of recognized national standing, which shall give their opinion upon the adjustment, if any, on a basis consistent with the basic intent and principles established in the other provisions of this subsection 4, necessary to preserve, without dilution, the conversion rights of the Holders. Upon receipt of such opinion, the Corporation shall forthwith make the adjustments described therein.

                           (i) All calculations under this subsection 4 shall be made to the nearest cent or to the nearest one hundredth (1/100) of a share, as the case may be.

                           (j) In any case in which the provisions hereof require that an adjustment shall become effective immediately after a record date for an event, the Corporation may defer until the occurrence of such event (i) issuing to the Holder of any Security converted after such record date and before the occurrence of such event the additional shares of common stock issuable upon such conversion by reason of the adjustments required by such event over and above the shares of common stock issuable upon such conversion before giving effect to such adjustment and (ii) paying to such Holder any amount in cash in lieu of a fractional share of common stock; provided, however, that the Corporation shall deliver to such Holder a due bill or other appropriate instrument evidencing such Holder's right to receive such additional shares and such cash upon the occurrence of the event requiring such adjustment.

         D.      REDEMPTION AT THE OPTION OF THE CORPORATION

                 1. The shares of the 8% Preferred Stock are not redeemable prior to January 1, 2001. On and after that date, the shares of the 8% Preferred Stock will be redeemable in whole or in part from time to time at the option of the Corporation, with the consent of the Board of Governors of the Federal Reserve System, upon not less than thirty nor more than sixty days' notice by mail, at the redemption prices set forth below, during the twelve-month periods beginning on January 1 of the years set forth below, plus accrued and unpaid dividends to the date fixed for redemption.

                      YEAR                                           REDEMPTION PRICE
                      ----                                           ----------------
2001 ...................................................               $   1,020.00
2002 ...................................................               $   1,015.00
2003 ...................................................               $   1,010.00
2004 ...................................................               $   1,005.00
2005 and thereafter ....................................               $   1,000.00



                  2. In the event that less than all of the outstanding shares of the 8% Preferred Stock are to be redeemed in any redemption at the option of the Corporation, the total number of shares to be redeemed in such redemption shall be determined by the Board of Directors and the shares to be redeemed shall be allocated pro rata or by lot as may be determined by the Board of Directors or by such other method as the Board of Directors may approve and deem equitable, including any method to conform to any rule or regulation of any national or regional stock exchange or automated quotation system upon which the shares of the 8% Preferred Stock may at the time be listed or eligible for quotation.

                  3. Notice of any proposed redemption shall be given by the Corporation by mailing a copy of such notice to the holders of record of the shares of 8% Preferred Stock to be redeemed, at their address of record, not more than sixty nor less than thirty days prior to the redemption date. The notice of redemption to each holder of shares of 8% Preferred Stock shall specify the number of shares of 8% Preferred Stock to be redeemed, the redemption date and the redemption price payable to such holder upon redemption, and shall state that from and after said date dividends thereon will cease to accrue. If less than all the shares owned by a holder are then to be redeemed at the option of the Corporation, the notice shall also specify the number of shares of 8% Preferred Stock which are to be redeemed and the numbers of the certificates representing such shares. Any notice which is mailed as herein provided shall be conclusively presumed to have been duly given, whether or not the stockholder receives such notice; and failure duly to give such notice by mail, or any defect in such notice, to the holders of any stock designated for redemption shall not affect the validity of the proceedings for the redemption of any other shares of 8% Preferred Stock.

                  4. Notice having been mailed as aforesaid, from and after the redemption date (unless default be made in the payment of the redemption price for any shares to be redeemed), all dividends on the shares of 8% Preferred Stock called for redemption shall cease to accrue and all rights of the holders of such shares as stockholders of the Corporation by reason of the ownership of such shares (except the right to receive the redemption price, on presentation and surrender of the respective certificates representing the redeemed shares), shall cease on the redemption date, and such shares shall not after the redemption date be deemed to be outstanding. In case less than all the shares represented by any such certificate are redeemed, a new certificate shall be issued without cost to the holder thereof representing the unredeemed shares.

                  5. At its option, the Corporation may, on or prior to the redemption date, irrevo cably deposit the aggregate amount payable upon redemption of the shares of the 8% Preferred Stock to be redeemed with a bank or trust company designated by the Board of Directors having its principal office in New York, New York, San Juan, Puerto Rico, or any other city in which the Corporation shall at that time maintain a transfer agency with respect to its capital stock, and having a combined capital and surplus (as shown by its latest published statement) of at least $50,000,000 (hereinafter referred to as the "Depositary"), to be held in trust by the Depositary for payment to the holders of the shares of the 8% Preferred Stock then to be redeemed. If such deposit is made and the funds so deposited are made immediately available to the holders of the shares of the 8% Preferred Stock to be redeemed, the Corporation shall thereupon be released and discharged (subject to the provisions of Section D.6) from any obligation to make payment of the amount payable upon redemption of the shares of the 8% Preferred Stock to be redeemed, and the holders of such shares shall look only to the Depositary for such payment.

                  6. Any funds remaining unclaimed at the end of two years from and after the redemption date in respect of which such funds were deposited shall be returned to the Corporation forthwith and thereafter the holders of shares of the 8% Preferred Stock called for redemption with respect to which such funds were deposited shall look only to the Corporation for the payment of the redemption price thereof. Any interest accrued on any funds deposited with the Depositary shall belong to the Corporation and shall be paid to it from time to time on demand.

                  7. Any shares of the 8% Preferred Stock which shall at any time have been redeemed shall, after such redemption, have the status of authorized but unissued shares of Pre ferred Stock, without designation as to series, until such shares are once more designated as part of a particular series by the Board of Directors.

         E.      LIQUIDATION PREFERENCE

                 1. Upon any voluntary or involuntary liquidation, dissolution, or winding up of the Corporation, the then record holders of shares of 8% Preferred Stock will be entitled to receive out of the assets of the Corporation available for distribution to shareholders, before any distribution is made to holders of common stock or any other equity securities of the Corporation ranking junior upon liquidation to the 8% Preferred Stock, distributions upon liquidation in the amount of $1,000 per share plus an amount equal to any accrued and unpaid dividends to the date of payment. Such amount shall be paid to the holders of the 8% Preferred Stock prior to any payment or distribution to the holders of the common stock of the Corporation or of any other class of stock or series thereof of the Corporation ranking junior to the 8% Preferred Stock in respect of dividends or as to the distribution of assets upon liquidation.

                  2. If upon any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, the amounts payable with respect to the 8% Preferred Stock and any other shares of stock of the Corporation ranking as to any such distribution on a parity with the 8% Preferred Stock are not paid in full, the holders of the 8% Preferred Stock and of such other shares will share ratably in any such distribution of assets of the Corporation in proportion to the full liquidation preferences to which each is entitled. After payment of the full amount of the liquidation preference to which they are entitled, the holders of shares of 8% Preferred Stock will not be entitled to any further participation in any distribution of assets of the Corporation.

                  3. Neither the consolidation or merger of the Corporation with any other corpora tion, nor any sale, lease or conveyance of all or any part of the property or business of the Corporation, shall be deemed to be a liquidation, dissolution, or winding up of the Corporation.

                  4. If the assets distributable upon any dissolution, liquidation, or winding up of the Corporation shall be insufficient to permit the payment to the holders of the 8% Preferred Stock of the full preferential amounts aforesaid, then such assets or the proceeds thereof shall be distributed among the holders of the 8% Preferred Stock ratably in proportion to the respective amounts the holders of such shares of stock would be entitled to receive if they were paid the full preferential amounts aforesaid.

         F.       VOTING RIGHTS

                  1. Except as described in this Section F, or except as required by applicable law, holders of the 8% Preferred Stock will not be entitled to receive notice of or attend or vote at any meeting of stockholders of the Corporation.

                  2. Any variation or abrogation of the rights, preferences and privileges of the 8% Preferred Stock by way of amendment of the Corporation's Restated Certificate of Incorporation or otherwise (including, without limitation, the authorization or issuance of any shares of the Corporation ranking, as to dividend rights or rights on liquidation, winding up and dissolution, senior to the 8% Preferred Stock) shall not be effective (unless otherwise required by applicable law) except with the consent in writing of the holders of at least a majority of the outstanding shares of the 8% Preferred Stock or with the sanction of a special resolution passed at a separate general meeting by the holders of at least a majority of the outstanding shares of the 8% Preferred Stock. Notwithstanding the foregoing, the Corporation may, without the consent or sanction of the holders of the 8% Preferred Stock, authorize and issue shares of the Corporation ranking, as to dividend rights and rights on liquidation, winding up and dissolution, on a parity with or junior to the 8% Preferred Stock.

                  3. No vote of the holders of the 8% Preferred Stock will be required for the Corporation to redeem or purchase and cancel the 8% Preferred Stock in accordance with the Restated Certificate of Incorporation of the Corporation.

                  4. The Corporation will cause a notice of any meeting at which holders of any series of Preferred Stock are entitled to vote to be mailed to each record holder of such series of Preferred Stock. Each such notice will include a statement setting forth (i) the date of such meeting, (ii) a description of any resolution to be proposed for adoption at such meeting on which such holders are entitled to vote and
         (iii) instructions for deliveries of proxies.

                  5. Except as set forth in this Section F, holders of 8% Preferred Stock shall have no special voting rights and their consent shall not be required (except to the extent they are entitled to vote as set forth herein) for taking any corporate action.

         G.       RANK

                  The 8% Preferred Stock will, with respect to dividend rights and rights on liquidation, winding up and dissolution, rank (i) senior to all classes of common stock of the Corporation and to all other equity securities issued by the Corporation the terms of which specifically provide that such equity securities will rank junior to the 8% Preferred Stock (or to a number of series of Preferred Stock which includes the 8% Preferred Stock); (ii) on a parity with all equity securities issued by the Corporation the terms of which specifically provide that such equity securities will rank on a parity with the 8% Preferred Stock (or with a number of series of Preferred Stock which includes the 8% Preferred Stock); and (iii) junior to all equity securities issued by the Corporation the terms of which specifically provide that such equity securities will rank senior to the 8% Preferred Stock (or to a number of series of Preferred Stock which includes the 8% Preferred Stock). For this purpose, the term "equity securities" does not include debt securities convertible into or exchangeable for equity securities.

         H.       FORM OF CERTIFICATE FOR 8% PREFERRED STOCK; TRANSFER AND
                  REGISTRATION

                  1. The 8% Preferred Stock shall be issued in registered form only. The Corporation may treat the record holder of a share of 8% Preferred Stock, including the Depository Trust Company and its nominee and any other holder that holds such share on behalf of any other person, as such record holder appears on the books of the registrar for the 8% Preferred Stock, as the sole owner of such share for all purposes.

                  2. The transfer of a share of 8% Preferred Stock may be registered upon the surrender of the certificate evidencing the share of 8% Preferred Stock to be transferred, together with the form of transfer endorsed on it duly completed and executed, at the office of the transfer agent and registrar.

                  3. Registration of transfers of shares of 8% Preferred Stock will be effected without charge by or on behalf of the Corporation, but upon payment (or the giving of such indemnity as the transfer agent and registrar may require) in respect of any tax or other governmental charges which may be imposed in relation to it.

                  4. The Corporation will not be required to register the transfer of a share of 8% Preferred Stock after such share has been called for redemption.

         I.       REPLACEMENT OF LOST CERTIFICATES

                  If any certificate for a share of 8% Preferred Stock is mutilated or alleged to have been lost, stolen or destroyed, a new certificate representing the same share shall be issued to the holder upon request subject to delivery of the old certificate or, if alleged to have been lost, stolen or destroyed, compliance with such conditions as to evidence, indemnity and the payment of out-of-pocket expenses of the Corporation in connection with the request as the Board of Directors of the Corporation may determine.

         J.       NO PREEMPTIVE RIGHTS

                  Holders of the 8% Preferred Stock will have no preemptive rights to purchase any securities of the Corporation.

         The undersigned hereby certify that the capital of the Corporation will not be reduced under or by reason of the adoption of the above resolutions providing for the creation of the above described series of Preferred Stock.

         IN WITNESS WHEREOF, the Corporation has caused its corporate seal to be hereunto affixed and this Certificate to be signed by its President, Zoila Levis, and its Secretary, Richard Bonini, this day of, 1997

                                        FIRST FINANCIAL CARIBBEAN CORPORATION



                                        By:___________________________________
                                                     Zoila Levis
                                                     President

[CORPORATE SEAL]

                                        By:__________________________________
                                                    Richard Bonini
                                                      Secretary

                                                                      EXHIBIT B



                               [FORM OF SECURITY]

                8% CONVERTIBLE CUMULATIVE
                PREFERRED STOCK (LIQUIDATION
                PREFERENCE, $1,000 PER SHARE)


 NUMBER                                                                                                 SHARES
                                    FIRST FINANCIAL CARIBBEAN CORPORATION
________                INCORPORATED UNDER THE LAWS OF THE COMMONWEALTH OF PUERTO RICO                 ________


                                                                                          SEE REVERSE FOR CERTAIN DEFINITIONS

THIS IS TO CERTIFY that




is the owner of

        FULLY PAID AND NON-ASSESSABLE SHARES OF 8% CONVERTIBLE CUMULATIVE
PREFERRED STOCK (LIQUIDATION PREFERENCE, $1,000 PER SHARE), OF THE PAR VALUE OF
$1 EACH, OF FIRST FINANCIAL CARIBBEAN CORPORATION, transferable on the books of the Corporation in person or by duly authorized attorney upon surrender of this certificate properly endorsed. This certificate is not valid until signed by the Corporation.

        WITNESS the seal of the Corporation and the signatures of its duly authorized officers.

Dated:

AUTHORIZED SIGNATURE


Secretary                                       President



                     FIRST FINANCIAL CARIBBEAN CORPORATION

        The Corporation will furnish without charge to each shareholder who so requests the powers, designations, preferences and relative participating, optional or other special rights of the 8% Convertible Cumulative Preferred Stock (Liquidation Preference, $1,000 per share) and of each other class of stock or series which the Corporation is authorized to issue and the qualifications, limitations or restrictions of such preferences and/or rights. Any request should be made to the Secretary of the Corporation.



        The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:


        TEN COM -- as tenants in common                 UNIF GIFT MIN ACT -- _________________ Custodian ______________
                                                                                   (Cust)                 (Minor)
        TEN ENT -- as tenants by the entireties                              under Uniform Gifts to Minors

        JT TEN  -- as joint tenants with right of                            Act ________________________
                   survivorship and not as tenants                                       (State)
                   in common

                     Additional abbreviations may also be used through not in the above list.

        FOR VALUE RECEIVED, _________________________________ hereby sell, assign and transfer unto

PLEASE INSERT SOCIAL SECURITY OR OTHER
   IDENTIFYING NUMBER OR ASSIGNEE

[____________________________________]_________________________________________

_______________________________________________________________________________
   Please print or typewrite name and address, including postal zip code of assignee.

_______________________________________________________________________________
of the capital stock represented by the within certificate, and do hereby irrevocably constitute and appoint

________________________________________________________________________ Shares
to transfer said stock on the books of the within-named Corporation with full power of substitution in the premises.

______________________________________________________________________ Attorney,


Dated,  ________________________


                                        _______________________________________



        A form of election to convert for use by holders desiring to convert shares evidenced by the foregoing certificate is attached to the back of this certificate.

                           FORM OF ELECTION TO CONVERT


               (To be executed by the Holder if the Holder desires
                to convert Securities evidenced by the foregoing
                              Security certificate)


To [Name of Company]:


         The undersigned hereby irrevocably elects to convert _____ shares of the Company's 8% Convertible Cumulative Preferred Stock (Liquidation Preference $1,000 per Share) evidenced by the foregoing Security certificate for ________________ full shares of common stock issuable upon conversion of said number of shares of preferred stock as provided for in the foregoing Security certificate and in the Certificate of Designation referred to therein.

         The undersigned requests that certificates for such shares be issued in the name of ____________________.

                                            Please insert social security or
                                               tax identification number


                                            --------------------------------

------------------------------
(please print name and address)             --------------------------------

----------------------------------------------------------------------------


         If said number of shares of preferred stock shall not be the entire number of shares of preferred stock evidenced by the foregoing Security certificate, the undersigned requests that a new Security certificate evidencing the number of shares of preferred stock not so converted be issued in the name of and delivered to

-------------------------------------------------------------------------------
                         (please print name and address)

-------------------------------------------------------------------------------


-------------------------------------------------------------------------------

Dated: _____________                                   Name of Holder
                                                          (print):



                                                 (By:)_________________________
                                              (Title:)



Signature Guarantee:___________________________________________________________
                    (Signature must be guaranteed by a member firm of the New York Stock Exchange or a commercial bank or trust company)